Exhibit 5.2

[Pillsbury Winthrop LLP letterhead]

1540 BROADWAY  NEW YORK, NY 10036-4039  212.858.1000  F:212.858.1500

December 7, 2004

PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico  87158

Ladies and Gentlemen:

We have acted as special New York counsel for PNM Resources, Inc., a New Mexico corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S‑3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to up to $500,000,000 maximum aggregate offering price of (i) debt securities of the Company (the "Debt Securities") to be issued under an indenture (the "Indenture"), the form of which is filed as Exhibit 4.1 to the Registration Statement, (ii) shares of the Company's common stock, no par value (the "Common Stock"), (iii) shares of the Company's preferred stock (the "Preferred Stock"), (iv) warrants to purchase Common Stock or Preferred Stock, or any combination thereof, to be issued under a warrant agreement, (v) contracts to purchase specified securities, including Common Stock (the "Purchase Contracts") to be issued under a purchase contract agreement (the "Purchase Contract Agreement"), the form of which is filed as Exhibit 4.3 to the Registration Statement and (vi) units, each representing ownership of a Purchase Contract and either Debt Securities or debt securities of third parties, including U.S. Treasury securities (the "Purchase Contract Units"), in each such case pledged to secure the holder's obligations to purchase the specified securities under the Purchase Contract.

In our capacity as such counsel, we have either participated in the preparation of or have reviewed and are familiar with the Registration Statement and the exhibits thereto, including the combined prospectus comprising a part thereof (the "Prospectus"), which also relates to an additional $500,000,000 maximum aggregate offering price of securities of the Company remaining unsold on Registration Statement No. 333-106080.  We have also reviewed such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.   With respect to the Debt Securities, after (a) the Company's Board of Directors or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering of the Debt Securities and related matters, (b) the Registration Statement has become effective and the securities or "blue sky" laws of various states shall have been complied with, and (c) any other applicable regulatory approvals, including, without limitation, approval by the Commission pursuant to The Public Utility Holding Company Act of 1935 ("PUHCA"), have been obtained, then when (i) the Indenture and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Debt Securities have been duly executed and delivered by the Company and the trustee named therein, (ii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and (iii) the Debt Securities have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with the Indenture, the Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by an implied covenant of reasonableness, good faith and fair dealing.

2.   With respect to the Purchase Contracts and the Purchase Contract Units, after (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the Purchase Contracts or the Purchase Contract Units, the terms of the offering of the Purchase Contracts or the Purchase Contract Units and related matters, (b) the Registration Statement has become effective and the securities or "blue sky" laws of various states shall have been complied with, and (c) any other applicable regulatory approvals, including, without limitation, approval by the Commission pursuant to PUHCA, have been obtained, then when (i) the Purchase Contract Agreement and any related pledge agreement have been duly executed and delivered by the Company and the stock purchase contract agent named therein, (ii) the Purchase Contracts or the Purchase Contract Units have been duly executed and authenticated, if required, in accordance with the terms of the Purchase Contract Agreement and (iii) the Purchase Contracts or the Purchase Contract Units have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with the Purchase Contract Agreement, the Purchase Contracts or the Purchase Contract Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by an implied covenant of reasonableness, good faith and fair dealing.

The foregoing is subject to no stop order with respect to the Registration Statement having been issued by the Commission or any state securities commission.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Validity" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We are members of the bar of the State of New York and for purposes of this opinion do not purport to be experts on any laws other than the laws of the State of New York and the Federal laws of the United States of America.  Insofar as this opinion relates to matters which are governed by the laws of the State of New Mexico, we have relied upon the opinion of Keleher & McLeod, P.A. addressed to you of even date herewith, which is being filed as an exhibit to the Registration Statement.

This opinion is expressed as of the date hereof and we do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that hereafter comes to our attention, or any change in law that may occur hereafter.

Very truly yours,

/s/ PILLSBURY WINTHROP LLP

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/s/ PILLSBURY WINTHROP LLP